URANIUM RESOURCES, INC.

650 S. EDMONDS, SUITE 108

LEWISVILLE, TEXAS 75067

AMENDMENT TO THE

PROXY STATEMENT DATED MAY 2, 2006

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD

JUNE 1, 2006

May 16, 2006

To the Stockholders of URANIUM RESOURCES, INC.:

This Proxy Statement Amendment (“Amendment”) is being mailed on or about May 16, 2006.  The Amendment amends the Proxy Statement dated May 2, 2006, which was previously mailed to stockholders on or about May 3, 2006 in connection with the Annual Meeting of Stockholders of the Company (the Annual Meeting”), scheduled to be held on Thursday, June 1, 2006 at 9:00 a.m. local time (MDT) at 303 East 17th Avenue, Suite 1100, Denver, Colorado 80203.  The information contained in this Amendment should be read in conjunction with the Proxy Statement.

The purpose of this Amendment is to correct certain statements contained in the Proxy Statement.

The Section 16 reporting disclosure on page 8 is hereby amended to read as follows:

Section 16 Reporting.

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) filings.

With the exception of George Ireland, directors and officers of the Company have filed all required Form 4s and Form 5s.  Mr. Ireland inadvertently failed to furnish three reports and report on four transactions.  He has corrected that failure and is current with his reports as of May 16, 2006.

By Order of the Board of Directors

/s/ Thomas H. Ehrlich
Thomas H. Ehrlich, Secretary

Lewisville, Texas
May 16, 2006